Exhibit 10.3

CTI BIOPHARMA CORP.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(GLOBAL FORM)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT, including any country-specific appendices attached hereto, (collectively the “Award Agreement”) is dated as of [___________, 20__] (the “Grant Date”) by and between CTI BioPharma Corp., a Washington corporation (the “Corporation”), and [______________] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the CTI BioPharma Corp. 2015 Equity Incentive Plan (the “Plan”), the Corporation desires to grant to the Participant, effective as of the date hereof, RSUs (defined below), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.Grant.  According to and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference, the Corporation hereby grants to the Participant an award with respect to [______________] restricted stock units (the “RSUs”), each of which represents an unfunded and unsecured obligation to issue the Participant one share of Common Stock (“Share”) for each RSU, upon vesting of such RSU.  A copy of the Plan is publicly available and has been filed with the Securities and Exchange Commission and will be furnished to the Participant upon the Participant’s request. The number of RSUs covered by the Award are subject to adjustment under Section 7.1 of the Plan.

3.Vesting; Settlement; Forfeiture.

(a)    Vesting; Settlement.  Subject to Sections 3(c), and 4 below, the RSUs shall vest in equal installments of [________] percent (subject to adjustment under Section 7.1 of the Plan) on the following vesting dates [insert vesting schedule]; provided, however, if the Participant is a member of the Board (a “Director”) and a Change in Control occurs, any RSUs that are outstanding and unvested immediately prior to the Change in Control shall accelerate and become vested upon (or, to the extent necessary to give effect to the acceleration, immediately prior to) the Change in Control.  As soon as practicable after each applicable vesting date and the satisfaction of any and all Tax-Related Items (as defined in Section 6 below) (and in any event by March 15 of the calendar year following the calendar year in which the RSUs vest in order to exempt the RSUs from Section 409A of the Code), the Corporation shall deliver to the Participant a certificate or certificates (which may be in book entry form) evidencing the number of Shares underlying the vested RSUs.

(b)    Change in Control.  For purposes of this Award Agreement, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections 3(b)(iii)(1), (2) and (3) below;

(ii)

Individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership of 50% or more existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)

Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control under clause (iii) above.

(c)    Termination of Service.  Notwithstanding any other provision herein, upon the date on which the Participant has a Termination of Service (regardless of the reason for such Termination of Service, whether with or without cause, voluntarily or involuntarily, or due to death or disability) (the “Termination Date”), the Participant’s RSUs and the underlying Shares that have not become vested pursuant to Section 3(a) as of the Termination Date shall be forfeited and the Participant shall have no rights to the unvested RSUs or any underlying Shares; provided, however, that if the Participant is a U.S. employee and is entitled to any accelerated vesting of the RSUs in connection with such Termination of Service pursuant to the express provisions of any employment agreement, service agreement, severance agreement or similar agreement between the Participant and the Corporation or any of its Subsidiaries then in effect (a “Service Agreement”), such accelerated vesting provisions shall apply.

For purposes of this Award Agreement, “Termination of Service” means (a) in the case of an employee, a cessation of the employee-employer relationship between the employee and the Corporation or one of its Subsidiaries for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Corporation or one of its Subsidiaries; (b) in the case of a consultant, a cessation of the service relationship between the consultant and the Corporation or one of its Subsidiaries for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Corporation or one of its Subsidiaries; and (c) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, disability or non-reelection to the Board.  The determination of whether a Termination of Service has occurred shall be made by the Administrator, in its sole discretion, in accordance with Section

409A of the Code if the Participant is subject to taxation in the U.S. and the terms of the Plan including, without limitation, Section 6 of the Plan.

Unless otherwise expressly provided by the Corporation, in the event that: (1) the Participant is, on the Grant Date, both an employee of the Corporation or one of its Subsidiaries and a Director, the determination of whether a Termination of Service has occurred with respect to the Participant shall be determined by reference to the date on which the Participant is no longer an employee of the Corporation or one of its Subsidiaries; and (2) in the event the Participant is, on the Grant Date, not an employee of the Corporation or one of its Subsidiaries and is both a Director and a consultant, the determination of whether a Termination of Service has occurred with respect to the Participant shall be determined by reference to the date on which the Participant is no longer a Director.

4.Continuance of Employment/Service Required; No Employment/Service Commitment.  The Participant must remain employed by, or continue to provide services to, the Corporation or any Subsidiary through each applicable vesting date of the RSUs in order to vest in the RSUs.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service as provided in Section 3 above or under the Plan.

The RSUs and the Participant’s participation in the Plan shall not create a right to continued employment or service with the Corporation or any Subsidiary nor shall it create a right to employment or be interpreted as forming an employment or services contract with the Corporation or any Subsidiary and shall not interfere with the ability of the Corporation or any Subsidiary, as applicable, to terminate the Participant’s employment or service relationship (if any) or affect the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.  Nothing in this Award Agreement, however, is intended to adversely affect any contractual right(s) of the Participant, independent of the RSUs and this Award Agreement, between the Participant and Corporation or any Subsidiary without his or her consent thereto.

5.Restrictions on Transfer.  Prior to the time that they have become vested pursuant to Section 3 hereof, neither the RSUs, nor any interest therein may be sold, transferred, anticipated, alienated, assigned, pledged, encumbrance or charged, either voluntarily or involuntarily.   The transfer restrictions of this Section 5 shall not apply to transfers by will or the laws of descent and distribution.

6.Tax Withholding.  The Participant acknowledges that, regardless of any action taken by the Corporation or, if different, the Subsidiary employing or retaining the Participant, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Corporation or the Subsidiary employing or retaining the Participant.  The Participant further acknowledges that the Corporation and/or the Subsidiary employing or retaining the Participant (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result, except as otherwise expressly provided in the Award Agreement or any other agreement with the Participant.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Corporation and/or the Subsidiary employing or retaining the Participant (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Corporation and/or the Subsidiary employing or retaining the Participant to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Corporation and/or the Subsidiary employing or retaining the Participant, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)    withholding from the Participant’s wages or other cash compensation payable to the Participant by the Corporation and/or the Subsidiary employing or retaining the Participant; or

(b)    withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through:

•

a voluntary sale by the Participant by providing irrevocable instructions to the Corporation’s designated broker to remit funds required to satisfy all or a portion of the Tax-Related Items to the Corporation and/or the Subsidiary employing or retaining the Participant; or

•	through a mandatory sale arranged by the Corporation on the Participant’s behalf pursuant to this authorization (without further consent); or

(c)    withholding of Shares to be issued upon settlement of the RSUs if permitted by the Corporation, in its sole discretion.

Depending on the withholding method, the Corporation and/or the Subsidiary employing or retaining the Participant may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, in no event will Shares be withheld in excess of the applicable minimum statutory withholding rate.  Further, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Participant agrees to pay to the Corporation or the Subsidiary employing or retaining the Participant, including payment by cash or check, any amount of Tax-Related Items that the Corporation or the Subsidiary employing or retaining the Participant may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Corporation may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

7.Nature of Grant.  In accepting the grant of the RSUs, the Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted by the Plan;

(b)    the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)    all decisions with respect to future awards or other grants, if any, will be at the sole discretion of the Corporation;

(d)    the Participant is voluntarily participating in the Plan;

(e)    the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(f)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(h)    for purposes of the RSUs, unless otherwise expressly provided in this Award Agreement or determined by the Corporation, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine the Termination Date (including whether the Participant may still be considered to be providing services while on a leave of absence);

(i)    unless otherwise provided in the Plan or by the Corporation in its discretion, the RSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Corporation’s Shares; and

(j)    the following provisions apply if the Participant is providing services outside the United States:

(i)    the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose; and

(ii)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of the Participant’s active service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any), and in consideration of the grant of the RSUs to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Corporation or any Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Corporation and its Subsidiaries from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(iii)    the Participant acknowledges and agrees that neither the Corporation nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.00

8.No Advice Regarding Grant.  The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the RSUs (including, without limitation, to determine the tax consequences with respect to the RSUs and any Shares that may be acquired upon settlement of the RSUs) or to his or her participation in the Plan.  Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the RSUs or the Participant’s participation in the Plan.

9.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Corporation, the Participant’s employer and any Subsidiaries ("Data") for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Corporation, the Participant’s employer or any Subsidiary retaining the Participant may hold certain personal information about Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.  The Participant understands that Data may be transferred to E*Trade Financial Services, Inc. or any other possible recipients, which may be assisting the Corporation (presently or in the future) with the implementation, administration and management of the Plan.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The Participant understands that if he or she resides outside the United States that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s employer’s human resources representative or the Subsidiary retaining the Participant.  The Participant authorizes the Corporation, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that if he or she resides outside the United States, the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative or the Subsidiary retaining the Participant.  Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Participant’s employer or the Subsidiary retaining the Participant will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Corporation may not be able to grant RSUs to the Participant or administer or maintain such RSUs. Therefore, Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s employer's human resources representative or the Subsidiary retaining the Participant.

10.Insider Trading Restrictions/Market Abuse Laws.  The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country of residence (if different), which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as the Participant is considered to have “inside information” regarding the Corporation (as defined by the laws in the applicable jurisdictions, including the United States and the Participant’s country of residence). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Corporation insider trading policy.  The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

11.Notices.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s address last reflected on the Corporation’s payroll records or at such other address as either party may hereafter designate in writing to the other.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government or any equivalent non-United States postal office.  Any such notice shall be given only when received, but if the Participant is no longer employed by or providing services to the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12.Plan.  The RSUs and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by reference.  The Participant agrees to be bound by the terms of the Plan and this Award Agreement.  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

13.Entire Agreement.  This Award Agreement and the Plan (and, if the Participant is a U.S. employee, any Service Agreement as to any accelerated vesting right as contemplated by Section 3(c), but only as to such an accelerated vesting right) constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. In the event of any conflict between this Award Agreement, the Plan and Service Agreement (if any) in effect, the terms of the Plan shall control.

The Plan may be amended, suspended or terminated pursuant to Section 8.6 of the Plan.  This Award Agreement may be amended by the Administrator from time to time, provided that any such amendment must be in writing and signed by the Corporation.  Except as otherwise provided in the Plan, any such amendment that materially and adversely affects the Participant’s rights under this Award Agreement requires the consent of the Participant in order to be effective with respect to the RSUs, provided that such consent shall not be required if the Administrator determines, in its sole and absolute discretion, that the amendment is required or advisable in order for the Corporation, the Plan or this Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, including through electronic transmission, each of which counterparts shall be deemed an original but all of which together shall constitute one and the same instrument.

15.Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.Governing Law; Venue.  This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington without regard to conflict of law principles thereunder.  For purposes of litigating any dispute that arises under this grant or the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation shall be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, where this grant is made and/or to be performed.

17.Clawback Policy.  The RSUs are subject to the terms of any recoupment, clawback or similar policies of the Corporation as may be in effect from time to time, as well as any similar provisions of applicable law (in each case, without regard to whether any such policy or applicable law was implemented or promulgated, as applicable, after the date the RSUs were granted), any of which could in certain circumstances require repayment or forfeiture of the RSUs or other cash or property received with respect to the RSUs (including any value received from a disposition of the Shares underlying the RSUs).

18.Language.  If the Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19.Electronic Delivery and Acceptance.  The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

20.Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.Appendices. Notwithstanding any provisions in this Award Agreement, the RSUs grant shall be subject to any special terms and conditions set forth in any Appendix to this Award Agreement for the Participant’s country. Moreover, if the Participant relocates to any other country, special terms and conditions for such country will apply to the Participant (including, to the extent that an Appendix hereto pertains to the country to which the Participant relocates, those specified in such applicable Appendix), to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendices constitute part of this Award Agreement.

22.Imposition of Other Requirements.  Subject to Section 13 of this Agreement, the Corporation reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

23.Effect of this Agreement.  Subject to the Corporation’s right to terminate the RSU pursuant to Section 8.6 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

CTI BIOPHARMA CORP.,
a Washington corporation

By:

[Name]
[Title]

PARTICIPANT

Signature

Print Name

APPENDIX A

CTI BIOPHARMA CORP.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS FOR EMPLOYEES

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Restricted Stock Unit Agreement.

Terms and Conditions

This Appendix A includes additional terms and conditions for employees that govern the RSUs if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working or if the Participant moves to another country after receiving the grant of the RSUs, the Corporation will, in its sole discretion, determine the extent to which the terms and conditions herein will be applicable to the Participant.

Notifications

This Appendix A also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2015. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information in this Appendix A as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the RSUs vest or the Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Corporation is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working (or if the Participant is considered as such for local law purposes) or if the Participant moves to another country after receiving the grant of the RSUs, the information contained herein may not be applicable to the Participant in the same manner.

1

ITALY

Terms and Conditions

Plan Document Acknowledgment.  In accepting the RSUs, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix A.  The Participant further acknowledges that the Participant has read and specifically and expressly approves the following provisions of the Award Agreement: Section 2 (Grant); Section 3 (Vesting; Settlement; Forfeiture); Section 4 (Continuance of Employment/Service Required; No Employment/Service Commitment); Section 5 (Restrictions on Transfer); Section 6 (Tax Withholding); Section 7 (Nature of Grant); Section 10 (Insider Trading Restrictions/Market Abuse Laws); Section 16 (Governing Law; Venue); Section 17 (Clawback Policy); Section 18 (Language); Section 19 (Electronic Delivery and Acceptance); Section 20 (Severability); Section 21 (Appendices); Section 22 (Imposition of Other Requirements); and the Data Privacy provision below in this Appendix A.

Data Privacy.  This provision replaces in its entirety, Section 9 (Data Privacy) of the Award Agreement:

The Participant understands that the Corporation or the Participant’s employer (“Employer”) may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all RSUs or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant is aware that providing the Corporation with the Participant’s Data is necessary for the performance of the Award Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Corporation to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

The “Controller” of personal data processing is CTI BioPharma Corp., 3101 Western Ave., Seattle, WA 98121, USA; its representative in Italy is currently the office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy. The Participant understands that the Data may be transferred to the Corporation or its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to E*Trade Financial Services, Inc. or other third party with whom Shares acquired upon settlement of RSUs may be deposited.  Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The processing activity, including the transfer of the Participant’s personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of

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contractual obligations related to the implementation, administration and management of the Plan.  The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that pursuant to art.7 of D.lgs 196/2003, the Participant has the right, including but not limited to, access, delete, update, request the rectification of the Participant’s Data and cease, for legitimate reasons, the Data processing.  Furthermore, the Participant is aware that the Participant’s Data will not be used for direct marketing purposes.  In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address: the office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy.

Notifications

Foreign Asset/Account Reporting Information. If the Participant is an Italian resident and holds investments or financial assets outside of Italy (e.g., Shares received upon settlement of RSUs) during any fiscal year which may generate income taxable in Italy (or if the Participant is the beneficial owner of such an investment or asset even if the Participant does not directly hold the investment or asset), the Participant is required to report such investments or assets on the Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return).

UNITED KINGDOM

Terms and Conditions

RSUs Payable Only in Shares. Notwithstanding anything contrary in the Plan or Section 2 of the Award Agreement, the grant of the RSUs does not provide any right for the Participant to receive a cash payment, and the RSUs are payable in Shares only.

Tax Obligations. This provision supplements Section 6 (Tax Withholding) of the Award Agreement:

If payment or withholding of the income tax due is not made within ninety (90) days of the end of the U.K. tax year (April 6- April 5) in which the event giving rise to the liability occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by the Participant to the Participant’s employer (the “Employer”), effective on the Due Date.  The Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable,

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and the Corporation or the Employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Award Agreement.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Corporation (within the meaning of Section 13(k) of the 1934 Act), he or she will not be eligible for such a loan to cover the income tax due as described above. In the event that the Participant is such a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable. The Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime. The Participant is responsible for reimbursing the Corporation or the Employer for the value of any national insurance contribution due on this additional benefit and acknowledges that the Corporation or the Employer may recover such amount from him or her by any of the means referred to in Section 6 of the Award Agreement.

Joint Election.  As a condition of the Participant’s participation in the Plan, the Participant agrees to accept any liability for secondary Class 1 national insurance contributions which may be payable by the Corporation and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer’s NICs”).  Without limitation to the foregoing, the Participant agrees to enter into a joint election with the Corporation (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to the Participant.  The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Corporation and/or the Employer.  The Participant further agrees that the Corporation and/or the Employer may collect the Employer’s NICs from him or her by any of the means set forth in Section 6 of the Award Agreement.

If the Participant does not enter into a Joint Election, or if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by the Participant and the Corporation or the Employer, as applicable, the Corporation, in its sole discretion and without any liability to the Corporation or the Employer, may choose not to issue or deliver any Shares to the Participant upon vesting of the RSUs.

UNITED STATES

There are no country-specific provisions.

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APPENDIX B

CTI BIOPHARMA CORP.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS FOR DIRECTORS AND CONSULTANTS

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Restricted Stock Unit Agreement.

Terms and Conditions

This Appendix B includes additional terms and conditions for directors and consultants that govern the RSUs if the Participant resides and/or provides services in one of the countries listed below. If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or providing services or if the Participant moves to another country after receiving the grant of the RSUs, the Corporation will, in its sole discretion, determine the extent to which the terms and conditions herein will be applicable to the Participant.

Notifications

This Appendix B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2015. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the RSUs vest or the Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Corporation is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or providing services (or if the Participant is considered as such for local law purposes) or if the Participant moves to another country after receiving the grant of the RSUs, the information contained herein may not be applicable to the Participant in the same manner.

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ITALY

Terms and Conditions

Plan Document Acknowledgment.  In accepting the RSUs, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement, including this Appendix B, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix B.  The Participant further acknowledges that the Participant has read and specifically and expressly approves the following provisions of the Award Agreement: Section 2 (Grant); Section 3 (Vesting; Settlement; Forfeiture); Section 4 (Continuance of Employment/Service Required; No Employment/Service Commitment); Section 5 (Restrictions on Transfer); Section 6 (Tax Withholding); Section 7 (Nature of Grant); Section 10 (Insider Trading Restrictions/Market Abuse Laws); Section 16 (Governing Law; Venue); Section 17 (Clawback Policy); Section 18 (Language); Section 19 (Electronic Delivery and Acceptance); Section 20 (Severability); Section 21 (Appendices); Section 22 (Imposition of Other Requirements); and the Data Privacy provision below in this Appendix B.

Data Privacy.  This provision replaces in its entirety, Section 9 (Data Privacy) of the Award Agreement:

The Participant understands that the Corporation or the Subsidiary employing or retaining the Participant may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all RSUs or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant is aware that providing the Corporation with the Participant’s Data is necessary for the performance of the Award Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Corporation to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

The “Controller” of personal data processing is CTI BioPharma Corp., 3101 Western Ave., Seattle, WA 98121, USA; its representative in Italy is currently the office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy. The Participant understands that the Data may be transferred to the Corporation or its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to E*Trade Financial Services, Inc. or other third party with whom Shares acquired upon settlement of RSUs may be deposited.  Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The processing activity, including the transfer of the Participant’s personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require

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the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan.  The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that pursuant to art.7 of D.lgs 196/2003, the Participant has the right, including but not limited to, access, delete, update, request the rectification of the Participant’s Data and cease, for legitimate reasons, the Data processing.  Furthermore, the Participant is aware that the Participant’s Data will not be used for direct marketing purposes.  In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address: the office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy.

Notifications

Foreign Asset/Account Reporting Information. If the Participant is an Italian resident and holds investments or financial assets outside of Italy (e.g., Shares received upon settlement of RSUs) during any fiscal year which may generate income taxable in Italy (or if the Participant is the beneficial owner of such an investment or asset even if the Participant does not directly hold the investment or asset), the Participant is required to report such investments or assets on the Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return).

UNITED KINGDOM

Terms and Conditions

Grant.  Notwithstanding anything contrary in the Plan, due to securities law requirements, no grants will be made to Nonemployee directors or consultants in the United Kingdom.

UNITED STATES

There are no country-specific provisions.

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